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                                                                   EXHIBIT 10.04
                              FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------



        Agreement dated as of January 2, 1997 by and between FRM Nexus, Inc.
(formerly known as PSI Settlement Corp., 271 North Avenue, New Rochelle, New York 10801 ("Company") and Peter Barotz, 271 North Avenue, New Rochelle, New York 10801 ("Executive").


        WHEREAS, by Agreement made effective January 1, 1995 ("Employment Agreement") Programming and Systems, Inc. agreed to employ Executive as its chief executive officer and agreed to certain compensation arrangements, and


        WHEREAS, Company assumed the obligations of the Company by resolution of its Board of Directors adopted on October 7, 1995, and

        WHEREAS, the parties wish to modify the Employment Agreement,

        NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

        1. Effective January 2, 1997 Executive shall resign as chief operating officer of Company. However, Executive shall continue to be employed by Company as an advisor/consultant to the new President and Chief Operating Officer of Company and its subsidiary Medical Financial Corp. ("MFC"). Executive shall devote a substantial portion of his time to the business of Company and shall, inter alia, consult with, advise, educate and assist the management of Company in its operations. Executive shall assist new management during the transition period and gradually devote less efforts to Company and more to MFC, as Company's new management team determines.

        2. All other terms of the Employment Agreement shall remain in effect.


IN WITNESS WHEREOF, the parties have agreed as of the date first above written.




                                                FRM NEXUS, INC.

                                                By: /s/    Seth Grossman
                                                   -----------------------------
                                                      Seth Grossman, President


                                                /s/ Peter Barotz
                                                -------------------------------
                                                Peter Barotz




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                             EMPLOYMENT AGREEMENT

        The Agreement made effective January 1, 1995 by and between PROGRAMMING AND SYSTEMS, INC., a corporation organized under the laws of the State of New York (the "Company") and Peter Barotz (the "Executive");

        WHEREAS, the Company desires to retain the services of the Executive as its chief executive officer, reporting to the Board of Directors of the Company, and

        WHEREAS, the Company desires to assure itself of the availability of the Executive's services initially for a period of three years, and

        WHEREAS, the Executive is agreeable to accepting employment by the Company on the terms and conditions hereinafter set forth,

        NOW, THEREFORE, it is mutually agreed as follows:

        1.   Term and Duties.

        The Company agrees to employ the Executive as its chief executive officer for a period commencing January 1, 1995 and ending December 31, 1997. In such capacity the Executive shall perform such duties, appropriate and related to the function of such office, as the Board of Directors of the Company shall from time to time direct.

        The Executive hereby accepts such employment and agrees to devote a substantial amount of his business time and attention thereto, but not his full time, all on terms and conditions herein below set forth. In the event the Executive shall cease to be an employee of the Company prior to the scheduled expiration date of the term hereof as a result of a breach by the Company in any of its obligations hereunder, the Company shall pay the Executive all of the compensation herein provided for until the earlier of such scheduled expiration date or his acceptance of other comparable employment. For purposes hereof comparable employment shall be deemed to mean employment in a chief executive capacity at a level of compensation comparable to that provided for herein with a company of a size and stature similar to that of the Company. The Company acknowledges that the Executive shall be free to reject without prejudice to his rights hereunder any offer of employment which in his sole discretion does not constitute comparable employment as herein defined.


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2.  Compensation.

a. In consideration of the services to be rendered to the Company hereunder, including any and all services which may be rendered to any subsidiaries of the Company, the Company will pay or cause to be paid to the Executive a base salary as follows:

For calendar year:

     1995 - $110,000.00 per annum
     1996 - $120,000.00 per annum
     1997 - $130,000.00 per annum

b. The Executive shall receive an unaccountable expense allowance of $5,000.00 per annum.

c. In the event the Company enters into a new venture, program or business activity (including without limitation an acquisition) the Company and the Executive shall negotiate an appropriate incentive and/or bonus arrangement for the Executive.

3.  Situs of Employment.

The Executive's regular place of employment shall be at the principal offices of the Company presently located in New Rochelle, New York.

4.  Expenses.

All travel and other reasonable expenses incident to the rendering of services by the Executive hereunder will be paid by the Company. The Company recognizes that in rendering such services the Executive will be required to entertain various persons and representative of the Company and organizations with which it has or seeks to develop business relationships. The Company will reimburse the Executive on presentation of expense accounts for any such entertainment expenses in accordance with the usual account procedures of the Company. In order to facilitate such entertainment the Company agrees to pay or reimburse the Executive for one half the cost of maintaining a membership in a country club to be selected by him. If any such expenses are paid in the first instance by the Executive the Company will promptly reimburse him therefore on presentation of receipts or other evidences.

The Company agrees to continue to provide the Executive with an automobile and during the term of this agreement, and to replace said automobile with another automobile of comparable quality approximately every two years.

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5.  Service.

The Executive may, during the term of this Agreement, including renewals, engage in other business activities including without limitation the ownership and/or serving as chief executive officer of such businesses and continue to utilize the Corporate premises for these purposes. During the term of this Agreement the Executive shall be entitled to reasonable vacations.

6.  Disability.

If the Executive fails because of illness or other incapacity for a period of six consecutive months to render substantial time and services to the Company of the character required hereunder, the Board of Directors of the Company may determine that he has been disabled. In such event, the Executive will continue to render such advisory and consultatory services as may reasonably be requested of him and during the period of such disability shall receive compensation hereunder at the rate of one half of the salary provided for herein, during the unexpired term of this agreement and any renewals thereof.

7.  Death.

If the Executive dies during the term of this Agreement the Company shall pay to his widow if she survives him, or if the Executive dies without leaving a spouse surviving him then to his Estate within 120 days after his death the lump sum of $25,000 in addition to his accrued salary to the date of his death.

8.  Medical Benefits.

The Executive shall receive full medical and dental benefits from the Company. He may participate in the hospitalization, medical and insurance plans now in force or in any other benefit plan or program which will be to the best interests of the Executive and the Company and which will provide the Executive with a benefit plan acceptable to him.

9.  Automatic Renewal.

The term of this Agreement shall be automatically extended for consecutive additional one year periods unless either party shall notify the other of his or its intention not to renew the Agreement not less than 120 days prior to the scheduled expiration date of this Agreement or any such renewal thereof. Any such notice shall be in writing and sent to the other party by certified mail.

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     10. Breach.

     A breach of any provision of this Agreement shall not constitute a breach of the entire Agreement. A waiver by the Company or by the Executive of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either.

     11. Successors and Assigns.

     This Agreement shall be binding upon and enure to the benefit of any successor of the Company (including any corporation which may acquire all or substantially all of the Company's operations or assets and business or with or into which the Company may be consolidated or merged), including without limitation any company distributed to the shareholders of the Company. Any successor shall be deemed substituted for the Company under the terms hereof.

     12. Amendment.

     This Agreement may not be amended, modified or supplemented except by subsequent written agreement.

     13. Arbitration of Disputes.

     Any controversy of claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of White Plains, New York in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties thereunto duly authorized have caused this Agreement to be executed on the 23rd day of November, 1994.


                                        PROGRAMMING AND SYSTEMS, INC.

                                        By: /s/ Bridgit Dewsnap
                                           --------------------------
                                           Bridgit Dewsnap, Secretary


                                        EXECUTIVE

                                        /s/ Peter Barotz
                                        --------------------------
                                        Peter Barotz




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